Consent of Independent Registered Public Accounting Firm

The Board of Directors

Allianz Life Insurance Company of North America:

We consent to the use of our report dated March 25, 2013, with respect to the consolidated financial statements and supplemental schedules of Allianz Life Insurance Company of North America and subsidiaries, included herein, to the use of our report dated March 25, 2013, with respect to the financial statements of Allianz Life Variable Account B, incorporated herein by reference, and to the reference to our firm under the heading “Financial Statements” in the prospectus.

/s/ KPMG

Minneapolis, Minnesota

May 10, 2013